UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2022

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 22, 2022, MobileSmith, Inc. (the “Company”) received a Notice of Default (the “Notice of Default”) from Comerica Bank (“Comerica”) with respect to various covenant violations by the Company under that certain Loan and Security Agreement, as amended, dated June 9, 2014 between the Company and Comerica (the “Comerica Loan”). The total amount outstanding under the Comerica Loan as of the date of the Notice of Default was $5,018,331.79 (the “Obligations”). Comerica accelerated and demanded full payment of the Obligations pursuant to the terms of the Comerica Loan.

Pursuant to the Notice of Default, Comerica notified the Company that the Existing Defaults (as defined in the Notice of Default) permits Comerica to exercise any of its rights and remedies under the Comerica Loan, including without limitation, the right to enforce its security interest with respect to the Company’s assets. The Notice of Default also indicated Comerica will concurrently exercise its rights with respect to the UBS AG standby letter of credit (the “UBS Letter of Credit”) for payment of the Obligations in the amount of $5,000,000 in accordance with the terms of the UBS Letter of Credit. The Company is not a party to the UBS Letter of Credit and believes it does not have liability thereunder.

A copy of the Notice of Default is attached as Exhibit 99.1 to the Current Report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99.1	Comerica Bank Notice of Default dated September 22, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2022	MobileSmith, Inc.

	By:	/s/ Gleb Mikhailov
Gleb Mikhailov
Interim Chief Executive Officer and Chief Financial Officer

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